Exhibit 10.3

ANALEX CORPORATION

FIRST AMENDMENT TO

SECURITIES REPURCHASE AGREEMENT

This First Amendment to Securities Repurchase Agreement (this “Amendment”), dated as of September 30, 2003, is by and among Analex Corporation, a Delaware corporation (the “Company”), and the persons and entities listed on the signature pages hereto, each of which is herein referred to as a “Seller” and, collectively, as the “Sellers”.

RECITALS

WHEREAS, the Company and the Sellers entered into that certain Securities Repurchase Agreement dated July 18, 2003 (the “Agreement”).

WHEREAS, capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Company and the Purchasers desire to amend the Agreement in the manner described below.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1. Agreement, Section 10. The term “October 15, 2003” in the first sentence of Section 10 of the Agreement is hereby deleted and replaced with the term “November 18, 2003.”

2. Effectiveness of Amendment. This Amendment will be effective when (a) signed by the parties to the Agreement required to amend the Agreement pursuant to the terms of Section 18 of the Agreement and (b) the first sentence of Section 15.18 of the Purchase Agreement is deleted and replaced with the following three sentences:

“This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to or on the Closing Date by the Purchasers if approval of the transactions contemplated hereby is not obtained by the Company from its stockholders prior to November 18, 2003. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to or on the Closing Date by the Company if approval of the transactions contemplated hereby is not obtained by the Company from its stockholders prior to December 31, 2003. For the avoidance of doubt, if the Company terminates this Agreement pursuant to the terms of this Section 15.18, the Purchasers shall not be required to pay the Break Up Fee pursuant to the terms of Section 15.17.”

3. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware, excluding the application of any conflicts of laws principles which would require the application of the laws of another state.

4. Counterparts. This Amendment may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

5. Continuing Effect. Other than as set forth in this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect.

* * * * * * *

IN WITNESS WHEREOF, the parties have executed this First Amendment to Securities Repurchase Agreement as of the date and year first above written.

COMPANY: Analex Corporation

By:	/s/ STERLING E. PHILLIPS, JR.

Sterling E. Phillips, Jr. President and Chief Executive Officer

SELLERS:

/s/ JON M. STOUT

Jon M. Stout, individually

PATRICIA STOUT

Patricia Stout, individually

MARCUS STOUT

Marcus Stout, individually

SHAWNA STOUT

Shawna Stout, individually

Stout Dynastic Trust

By:	/s/ JON M. STOUT

Jon M. Stout, Trustee

S Co., LLC

By:	/s/ JON M. STOUT

Jon M. Stout, Managing Partner

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